Exhibit 10.1

CREDIT AGREEMENT

dated as of

November 19, 2024

among

SMARTSTOP OP, L.P., a Delaware limited partnership,

as Borrower

and

The Lenders Party Hereto

and

KEYBANK, NATIONAL ASSOCIATION,

as Administrative Agent

KEYBANC CAPITAL MARKETS, INC.

as Book Runner and Lead Arranger

i

SCHEDULES:

Schedule 2.01 - Commitments

Schedule 3.07 - Litigation Disclosure

Schedule 3.15 - Subsidiaries

Schedule 5.12 Pool Properties

Schedule PI - Permitted Investments

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Compliance Certificate

Exhibit C - Form of Guaranty

Exhibit D - Form of Note

Exhibit E – Form of Borrowing Request/Interest Rate Election

Exhibit F – Joinder Agreement

Exhibit G-1 to G-4 – Tax Compliance Forms

ADVANCE \Y 110.15CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) dated as of the 19th day of November, 2024, and among SMARTSTOP OP, L.P., a Delaware limited partnership (“Borrower”), the Lenders (as defined herein), and KeyBank as Administrative Agent (as defined herein).

W I T N E S S E T H

WHEREAS, the Borrower has requested and, on the terms and conditions contained herein, the Administrative Agent and the Lenders desire to make available to the Borrower term loan facilities in the maximum principal amount of up to $175,000,000.00 on the terms and conditions contained herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Adjusted Daily Simple SOFR” means with respect to a Daily Simple SOFR Loan, the greater of (1) the sum of (a) Daily Simple SOFR and (b) the applicable SOFR Index Adjustment and (2) the Floor.

“Adjusted Term SOFR” means for any Available Tenor and Interest Period with respect to a SOFR Loan, the greater of (1) sum of (a) Term SOFR for such Interest Period and (b) the applicable SOFR Index Adjustment and (2) the Floor.

“Administrative Agent” means KeyBank, National Association, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Anti-Corruption Laws” means all Legal Requirements of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977.

“Anti-Money Laundering Laws” means all Legal Requirements related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Lending Office” means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s lending office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and SOFR Loans.

“Applicable Rate” means, from time to time, (a) with respect to Daily Simple SOFR Loans and Term SOFR Loans, (i) at all times prior to the Extension Period (if any), two and three quarters percent (2.75%) and (ii) at all times during the Extension Period (if any), three and one quarter percent (3.25%) and (b) with respect to Base Rate Loans, (i) at all times prior to the Extension Period (if any), one and three quarters percent (1.75%) and (ii) at all times during the Extension Period (if any), two and one quarter percent (2.25%).

“Applicable Percentage” means, with respect to any Lender, the percentage of the Total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the then outstanding principal amount of Loans.

“Applicable Value” has the meaning set forth in the Revolving Credit Agreement.

“Appraisal” (whether one or more) means a written appraisal of the Pool Properties prepared by as an MAI compliant appraisal, or Robert A. Stanger or Duff & Phelps valuation, in each case satisfactory to the Administrative Agent. Each Appraisal must comply with all Legal Requirements and, unless specifically provided to the contrary in this Agreement, must be in form and substance satisfactory to the Administrative Agent.

“Approved Fund” has the meaning set forth in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period Termination Date” means the earliest of (a) the Maturity Date, (b) 4:00p.m. (Eastern Time) on January 18, 2025, (c) the date when the Commitments have been funded in full, and (d) the date of termination of the commitment of each Lender to make Loans pursuant to Article VII.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.22(a)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for substantially all of its property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for substantially all of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of ninety (90) consecutive days, or the repossession or seizure by a creditor of such Person of substantially all of its property; or (iii) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for substantially all of its property or make any general assignment for the benefit of creditors; or (iv) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Legal Requirement, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (v) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within ninety (90) days) or shall consent to any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Legal Requirement or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts with respect to its assets or existence, or (vi) such Person shall admit in writing an inability to pay its debts generally as they become due.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) the rate of interest in effect for such day as established from time to time by the Administrative Agent as its “prime rate”, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, (iii) Adjusted Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (iv) 1.00% per annum. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13 or Section 2.22.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and reasonably approved by the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent and reasonably approved by the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.22.

“Beneficial Ownership Certification”. A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”. 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means, SmartStop OP, L.P., a Delaware limited partnership.

“Borrower Materials” has the meaning set forth in Section 9.01.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means (i) any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio or New York, New York are authorized or required by law to close and (ii) with respect to any matters relating to SOFR Loans, a SOFR Business Day.

“Capital Events” has the meaning set forth in Section 2.10(d) hereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. All obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of the Loan Documents (whether or not such obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital leases in the financial statements of such Person.

“Change in Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period (the “Incumbent Board”), (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided, however, that any individual who becomes a member of the board of directors subsequent to the date of this Agreement whose election, or nomination for election by the Parent stockholders, was approved by a vote of at least a majority of those individuals who are members of the board of directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; or

(c) Parent shall cease to (i) either be the sole general partner of, or wholly own and control the general partner of, Borrower or (ii) own, directly or indirectly, greater than fifty percent (50%) of the Equity Interests of Borrower; or

(d) Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Property Party (other than any minority preferred equity interests owned in any Property Party on terms and conditions reasonably satisfactory to all of the Lenders in their sole and absolute discretion) free and clear of any Liens (other than Permitted Encumbrances).

Notwithstanding the forgoing, in no event shall a Qualified Reverse Merger be deemed to have caused a Change in Control, provided Parent, the Borrower or the applicable surviving entity(ies) in such Qualified Reverse Merger continue to satisfy the requirements of clauses (c) and (d) above.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Without limiting the foregoing, Change in Law shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act, Public Law 111-203, 12 U.S.C. §5301 et seq., enacted July 21, 2010, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, as well as all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.13.

“CME” means CME Group Benchmark Administration Ltd.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property, tangible or intangible, real, personal or mixed, now or hereafter subject to the liens and security interests of the Loan Documents, or intended so to be, which Collateral shall secure the Obligations and the Hedging Obligations on a pari passu basis.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each

Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. As of the Effective Date, the aggregate amount of the Lenders’ Commitments is $35,000,000.00.

“Communication” has the meaning specified in Section 9.06(c).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning set forth in Section 5.01(c) hereof and a form of which is attached hereto as Exhibit B.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” has the meaning specified in the definition of “Equity Interest”.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans.

“Credit Party” means each Borrower, Guarantor and each Subsidiary Guarantor.

“Credit Rating Agency” means a nationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Administrative Agent’s customary practice) equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days (or such other period as determined by the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Borrowing” means a Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means each Loan bearing interest at a rate based upon Daily Simple SOFR.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of this Agreement.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning set forth in Section 2.12(c) hereof.

“Defaulting Lender” means any Lender that: (a) has failed to perform any of its funding obligations hereunder, including in respect of its Commitment, within two (2) Business Days of the date required to be funded by it hereunder (unless such failure relates to such Lender’s s good faith determination that a condition precedent (which condition precedent, together with any applicable Default, shall be specifically identified and including the particular Default, if any) to funding a Loan is not or cannot be satisfied; (b) has notified the Borrower or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notification or public statement relates to such Lender’s obligation to fund a Loan and indicates that such position is based on such Lender’s good faith determination that a condition precedent (which condition precedent, together with any applicable Default, shall be specifically identified and including the particular Default, if any) to funding a Loan is not or cannot be satisfied) or under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after written request by the Administrative Agent or a Borrower (and the Administrative Agent has received a copy of such request), to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower); or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it; (iii) in the good faith determination of the Administrative Agent, taken any material action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Jurisdiction” means any country, region, or territory to the extent that such country, region, or territory itself, or its government, is the subject or target of any Sanction.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning assigned to it in Section 4.01.

“Electronic Copy” has the meaning specified in Section 9.06(c).

“Electronic Record” has the meaning specified in Section 9.06(c).

“Electronic Signature” has the meaning specified in Section 9.06(c).

“Environmental Assessment” shall mean a written assessment and report approved by the Administrative Agent as to the status of any Pool Properties regarding compliance with any Legal Requirements related to environmental matters and accompanied by a reliance letter satisfactory to the Administrative Agent. Each Environmental Assessment must comply with all Legal Requirements.

“Environmental Claim” means any notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Property Parties or any of their Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Property Parties or any of their Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Property Parties or any of their Subsidiaries.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) exposure to any Hazardous Materials in violation of any Environmental Law, (c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means any lien in favor of any Governmental Authority arising under any Environmental Law.

“Environmental Permit” means any permit required under any applicable Environmental Law or under any and all supporting documents associated therewith.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, however, that, notwithstanding the foregoing, “Equity Interests” shall not include any Indebtedness convertible or exchangeable for any of the foregoing (or into or for any combination of the foregoing and cash based on the value of the foregoing) (any such Indebtedness referred to in this proviso, “Convertible Indebtedness”).

“Equity Issuance” means the issuance and sale after the Effective Date by the Parent or the Borrower of any common or preferred equity securities of the Parent or the Borrower to any Person who is not the Parent or one of its Subsidiaries, including, without limitation, an IPO and pursuant to the exercise of options or warrants or pursuant to the conversion of any debt securities to equity, but excluding the conversion of any Series A Preferred Stock to common stock.

“Equity Percentage” means the aggregate ownership percentage of the Parent, or its Subsidiary, in each non-wholly owned Subsidiary, Affiliate or other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest, which shall be calculated as the Parent’s or such Subsidiary’s nominal capital ownership interest in the non-wholly owned Subsidiary, Affiliate or other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest, as set forth in such non-wholly owned Subsidiary’s, Affiliate’s or other Persons’ organizational documents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 9.18(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.18(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.18(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.18(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.18(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Amount” has the meaning set forth in the Revolving Credit Agreement.

“Excluded Swap Obligation” means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to Legal Requirements in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b) as a result of costs sought to be reimbursed pursuant to Section 2.16 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16 and (d) any withholding Taxes imposed under FATCA.

“Extension Period” has the meaning set forth in Section 2.21 hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter agreement between Borrower and the Administrative Agent.

“Financial Officer” means the chief financial officer or the chief accounting officer of the Parent or the Borrower, as applicable.

“Financing Statements” means all such Uniform Commercial Code financing statements as the Administrative Agent shall reasonably require, duly authorized by the Borrower and/or

Parent to give notice of and to perfect or continue perfection of the Administrative Agent’s security interest in all Collateral.

“Floor” means a rate of interest equal to zero percent (0.00%) per annum.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is organized. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America, subject to the provisions of Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means the Parent, and any other Person who from time to time becomes a Subsidiary Guarantor as required by Section 5.13, and any other Person who from time to time has executed a Guaranty as required by the terms of this Agreement.

“Guaranty” means a guaranty substantially in the form of Exhibit C attached hereto, including, without limitation any such guaranty executed by a Subsidiary Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law; provided, that Hazardous Materials shall not include any such substances or wastes utilized or maintained at the Real Property in the ordinary course of business and in accordance with all applicable Environmental Laws.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedging Obligations” means, with respect to the Parent, any Borrower or any Subsidiary of the Parent, any obligations arising under any Hedging Agreement entered into with a Person that is the Administrative Agent, any Lender or an Affiliate of any Lender at the time such hedging Agreement is executed.

“Indebtedness” means, for any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred stock; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person of Indebtedness of others (other than non-recourse carveout guarantees until such time as a claim has been filed for breach thereof); (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, unless otherwise indicated herein, and including (without duplication) the Equity Percentage of Indebtedness for the Parent’s non-wholly owned Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means the first day of each calendar month.

“Interest Period” means, with respect to each Term SOFR Borrowing, a period of one (1), three (3) or (subject to availability from the Lenders) six (6) months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of a SOFR Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a conversion or continuation shall be the date of such conversion or continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the first day after the last day of the next preceding Interest Period; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any SOFR Loan may be selected that would end after the Maturity Date; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the Borrowing of SOFR Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.

“IPO” means (x) the issuance, sale or listing of common equity interests of the Parent or the Borrower pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone, in connection with an underwritten or secondary public offering or otherwise) and such equity interests are listed on a nationally-recognized securities exchange in the U.S or over-the-counter market or (y) the acquisition, purchase, merger, amalgamation or other combination of the Parent or the Borrower by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing (a “SPAC IPO Entity”) that results in any common equity interest of the Parent or the Borrower or such SPAC IPO Entity (or its successor by merger, amalgamation or other combination) being publicly traded on any nationally recognized securities exchange in the U.S. or over-the-counter market.

“KeyBank” means KeyBank, National Association, in its individual capacity.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

“Lender Joinder Agreement” has the meaning assigned to such term in Section 2.08(d).

“Lenders” means the Persons listed on Schedule 2.01 as Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to an asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, negative pledge, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor; (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation; and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, including any dividend reinvestment or redemption plans (provided, however, that an agreement that either (i) conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios or financial tests (including any financial ratio such as a maximum ratio of unsecured debt to unencumbered assets) that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets or (ii) requires the grant of a Lien to secure Unsecured Debt if a Lien is granted to secure the Obligations or other Unsecured Debt of such Person, shall not constitute a “Lien”).

“Loan” means each loan made by the Lenders to the Borrower pursuant to this Agreement and “Loans” means all loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Notes, the Guaranty, the Pledge Agreements, the Financing Statements, the Fee Letter, all Hedging Agreements (and collateral assignments thereof) entered into with the Administrative Agent or any Lender in connection with the Loans, and all other instruments, agreements and written obligations executed and delivered by any of the Credit Parties in connection with the transactions contemplated hereby.

“Majority Lenders” means, at any time, Lenders that are not Defaulting Lenders having, in the aggregate, Credit Exposures and (prior to the Availability Period Termination Date) unused Commitments representing greater than 50% of the sum of the total Credit Exposures and (prior to the Availability Period Termination Date) unused Commitments (excluding the Credit Exposures and unused Commitments of such Defaulting Lenders) held by all of the Lenders at such time; provided that (i) in the event there are less than three (3) Lenders at the time in question, Majority Lenders shall mean all of the Lenders (excluding any Defaulting Lenders), (ii) if any Affiliate of a Lender becomes a Lender, such parties will be considered as one Lender for purposes of this definition, and (iii) as long as there is more than one (1) Lender hereunder, no single Lender may take an action that requires the consent or approval of the Majority Lenders without the approval of at least one other Lender.

“Management Company” means collectively, Strategic Storage Property Management II, LLC and SS Growth Property Management, LLC, each a Delaware limited liability company, and their respective Affiliates that perform property management services.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the Parent, Borrower and its Subsidiaries, taken as a whole, (b) the ability of any of the Credit Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means November 19, 2025, as the same may be extended in accordance with Section 2.21.

“Maximum Rate” shall have the meaning set forth in Section 9.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” means a promissory note in the form attached hereto as Exhibit D, payable to a Lender evidencing certain of the obligations of the Borrower to such Lender and executed by Borrower, as the same may be amended, supplemented, modified or restated from time to time; “Notes” means, collectively, all of such Notes outstanding at any given time.

“Obligations” means all liabilities, obligations, covenants and duties of any Credit Party to the Administrative Agent and/or any Lender arising under or otherwise with respect to any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or other insolvency proceeding naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the “Obligations” shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury of the United States of America.

“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, and not including the Excluded Taxes.

“Overnight Rate” means, for any day, the Federal Funds Effective Rate.

“Parent” means SmartStop Self Storage REIT, Inc., a Maryland corporation.

“Participant” shall have the meaning set forth in Section 9.04(c).

“Participant Register” shall have the meaning set forth in Section 9.04(c).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments or other similar charges from any Governmental Authority that are not yet delinquent or are being contested in compliance with Section 5.05;

(b) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(c) deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(d) zoning restrictions, easements, licenses, reservations, covenants, rights‑of‑way, utility easements, building restrictions, access rights and other similar Liens, rights, or encumbrances on of any Real Property that do not individually or in the aggregate materially and adversely interfere with the then current use of such Real Property;

(e) Liens (including customary Liens granted to or for the benefit of a Governmental Authority in connection with tax increment financing, tax abatements, or entitlement/payment in lieu of taxes structures) securing non-material obligations (other than Liens securing Indebtedness) arising in the ordinary course of business in connection with the use or ownership of any Real Property to the extent such obligation (i) (A) is not more than 30 days past the date on which the Borrower shall have knowledge that such obligation is past due, (B) is bonded over in the amount of such obligation as determined by the Administrative Agent in its reasonable discretion or (C) is otherwise approved by the Administrative Agent, and (ii) does not materially detract from the value of such property or impair in any material respect the intended use thereof in the business of such Person;

(f) uniform commercial code protective filings with respect to personal property leased to the Borrower or any Subsidiary;

(g) landlords’ liens for rent not yet due and payable;

(h) judgment and attachment liens on property in respect of judgments and attachments not constituting an Event of Default;

(i) Liens of mechanics, carriers, landlords, warehousemen, materialmen, laborers, repairmen’s, employees or suppliers or any similar Liens incurred in the ordinary course of business that are (i) not yet due for a period of more than 60 days, (ii) adequately bonded, or (iii) being contested in accordance with Section 5.06(b);

(k) any Liens with respect to zoning, building restrictions, access rights and other similar charges, rights, or encumbrances on the use of any Real Property that do not have a Material Adverse Effect;

(l) Liens created by the Loan Documents;

(m) rights of tenants, licensees and vendors under leases, licenses or similar use and occupancy agreements for any Pool Properties; and

(n) the Terrace Mortgage.

provided that the term “Permitted Encumbrances” shall not include any Lien (other than the Terrace Mortgage) securing Indebtedness other than the Loans.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having an investment grade credit rating on the date of acquisition;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) investments in non-wholly owned Subsidiaries, Affiliates or other Persons (other than a Person whose stock is traded on a national trading exchange) in whom such Person making the investment holds a voting equity or ownership interest made in accordance with, or not otherwise prohibited by, this Agreement; and

(f) those investments as of the Effective Date and listed on Schedule PI.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01.

“Pledge Agreement” means, collectively those certain Pledge and Security Agreements, executed by a Pledgor in favor of Administrative Agent pledging (a) such Pledgor’s interest in the Pledged Membership Interests and (b) the proceeds of Capital Events due to such Pledgor.

“Pledged Membership Interests” means, collectively, the 100% ownership interests now or hereafter pledged by a Pledgor hereunder and subject to the liens and security interests of the Loan Documents, or intended so to be.

“Pledgor” means the Borrower, the Parent, and any future pledgor that pledges interests in Pledged Membership Interests or Capital Events pursuant to this Agreement.

“Pool” means the Pool Properties that remain subject to a Lien under the Loans and as are more particularly defined in Section 5.12.

“Pool Property” or “Pool Properties” means, collectively or individually as the context may require, the Real Property described on Schedule 5.12 attached hereto, whether now existing or hereafter acquired, each of which shall meet each of the following criteria at all times:

(a) such property is an existing revenue producing self-storage property located in the United States;

(b) Owned 100% by Borrower or a wholly owned Subsidiary of the Borrower in fee simple, whose membership interests are subject to the Liens of the Pledge Agreement;

(c) Not subject to any mortgage or other Lien other than Permitted Encumbrances;

(d) The Equity Interests in or cash flows from the special purpose entity which owns such property (and all subsidiaries of the Parent or the Borrower which own Equity Interests in such special purpose entity) are not subject to a Lien (other than Permitted Encumbrances) or negative pledge to any other lender;

(e) such property is free of any material environmental contamination or other hazards;

(f) such property is free of any structural, mechanical, architectural or title defect;

(g) such property is insured in form and substance reasonably satisfactory to Administrative Agent; and

(h) Consisting of one or more separate tax parcels; and

(i) Such Real Property shall have been approved as a Pool Property by Administrative Agent and the Lenders.

If a Real Property does not meet the foregoing requirements, acceptance of such Real Property as a Pool Property shall require the consent of the Majority Lenders in their sole discretion.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by KeyBank, National Association, as its prime rate in effect at its principal office in Cleveland, Ohio; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Placement Notes Facility” means that certain private placement notes facility which may hereafter be provided to the Borrower by those certain note holders a party thereto.

“Property Party(ies)” means, individually and collectively, the Borrower and each Subsidiary Guarantor or other Subsidiary of the Borrower which owns a direct or indirect interest in a Pool Property.

“Public Lender” has the meaning set forth in Section 9.01.

“Qualified ECP Party” means, in respect of any interest rate cap, swap or other hedging obligation, each Person which is a Credit Party that has total assets exceeding $10,000,000 at the time such Credit Party’s guarantee and/or other credit or collateral support of such interest rate cap, swap or other hedging obligation becomes effective, or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder

“Qualified Reverse Merger” means an event or series of events by which Parent completes a merger transaction, whether a direct merger or otherwise, involving an entity (“Pub Co”) that has a class of securities listed on a national securities exchange (“Listed Securities”) where: (i) Parent is not the surviving entity (or is the surviving entity in a subsidiary merger); and (ii) immediately following the merger (A) a majority of the members of the board of directors of PubCo are comprised of all of the members who served on the board of directors of Parent immediately prior to the merger and (B) fifty percent (50%) or more of the Listed Securities of Pub Co are comprised of persons who owned Equity Interests in the Parent immediately prior to the merger.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Real Property” means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Credit Party), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by a Credit Party.

“Recipient” means, each of the Administrative Agent and any Lender.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property in violation of applicable Environmental Laws.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions, including without limitation any capital expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Investment” means any investment of the type described in clauses (c), (d), (e), (f), or (g) of Section 6.03

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any ownership interests in the Parent, Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in the Parent or Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Parent or the Borrower.

“Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement date as of February 22, 2024 entered in to between the Borrower, as borrower, KeyBank National Association, as administrative agent and collateral agent, and the various lenders party thereto, as in effect on the Effective Date.

“Sanctioned Person” means any Person that is (i) listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, His Majesty’s Treasury, the European Union or any other Governmental

Authority, (ii) any Person located, operating, organized or resident in a Designated Jurisdiction, (iii) an agency of the government of a Designated Jurisdiction, or (iv) any Person owned or controlled by any Person or agency described in any of the preceding clauses (i) through (iii).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC”: the United States Securities and Exchange Commission.

“Secured Debt” means any Indebtedness of Borrower, Guarantor or their direct or indirect subsidiaries which is secured by a lien on real property, an ownership interest in any Person or any other asset (other than Permitted Encumbrances). Secured Debt shall include Borrower's and Guarantor's pro rata share of Secured Debt of any non-wholly-owned direct or indirect subsidiary, but shall not include the Loan.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means a Term SOFR Borrowing and/or a Daily Simple SOFR Borrowing, as the context may require.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Index Adjustment” means a percentage equal to one tenth of one percent (0.10%) per annum for Term SOFR Loans and for Daily Simple SOFR Loans.

“SOFR Loan” means, at Borrower’s election, each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Credit Party” has the meaning given to such term in Section 9.06(f).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

“Subsidiary Guarantor” means, collectively: (a) those entities identified as a “Subsidiary Guarantor” listed on Schedule 5.12; and (c) each other Person to the extent that such Person becomes a “Subsidiary Guarantor” as required by Section 5.13, and, individually, any of such Persons.

“Swap Obligation” means any Hedging Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice) , as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.

“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of Base Rate).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terrace Mortgage” means the mortgage lien encumbering the Pool Property located at 30 Terrace Rd., Ladera Ranch, CA, in an aggregate amount not to exceed $42,000,000.00; provided, that the terms of such Terrace Mortgage and the loan documents related thereto shall not be amended, supplemented, modified or restated without the prior written consent of the Administrative Agent.

“Total Commitment” means, as of any date of determination, the aggregate amount of all of the Commitments. As of the Effective Date, the Total Commitment is $35,000,000.00.

“Total Outstandings” means the sum of the total Credit Exposures of all Lenders.

“Transactions” means the execution, delivery and performance by the Credit Parties of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type” means any type of Loan determined with respect to the interest option applicable thereto, which in each case shall be a Base Rate Loan, a Daily Simple SOFR Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unhedged Variable Rate Debt” means Indebtedness of the Parent, the Borrower and their Subsidiaries on a consolidated basis (without duplication) which has a floating rate of interest and which interest rate is not fixed, capped or otherwise limited by an interest rate protection product.

“Unsecured Debt” means all Indebtedness of any Person which is not Secured Debt, provided that any Indebtedness which is secured primarily by a pledge of Equity Interests and/or cash flow from an entity that owns Real Property shall be deemed Unsecured Debt.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP (provided that, notwithstanding any provision herein to the contrary, the financial covenants set forth herein shall be calculated based on the Parent’s Equity Percentage of Subsidiaries and Affiliates which are not wholly owned directly or indirectly by the Parent, notwithstanding that GAAP requires that such Subsidiaries be consolidated), as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05 Rates. The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability (provided that Administrative Agent shall use reasonable efforts to promptly correct any calculation errors), or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Loans

Section 2.01 Commitment to Lend.

(a) Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make the Loans in one or more advances prior to the Availability Period Termination Date in an aggregate principal amount not to exceed the aggregate Commitments; provided, that there shall not be more than five (5) advances of Loans.

(b) General. The Loans shall be made in immediately available funds in accordance with instructions provided by the Borrowers. Once repaid, no portion of the Loans may be reborrowed, except to the extent of a payment received by a Lender as a result of an accordion increase set forth in Section 2.08(d) below. Upon a Lender’s funding of an Loan, such Lender’s unfunded Commitment shall be permanently reduced by the principal amount of such Loan, except to the extent a portion of such Commitment may be readvanced to the extent of a payment received by a Lender as a result of an accordion increase set forth in Section 2.08(d) below.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

(b) Subject to Section 2.13 and Section 2.22, each Borrowing shall be comprised entirely of Base Rate Loans, Daily Simple SOFR Loans and/or Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000, and not less than $1,000,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000, as applicable, and not less than $1,000,000, as applicable, provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) SOFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

Section 2.03 Requests for Borrowings.

(a) To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term SOFR Borrowing, not later than 12:00 noon, Pacific, Los Angeles, California time, two (2) Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing or a Daily Simple SOFR Borrowing, not later than 12:00 noon Pacific, Los Angeles, California time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly (and in any event, within five (5) Business Days) by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit E attached hereto and hereby made a part hereof and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Base Rate Borrowing, a Term SOFR Borrowing or a Daily Simple SOFR Borrowing;

(iv) in the case of a Term SOFR Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the Pool Properties to be acquired with the proceeds of such Borrowing and the purchase price and related costs to be paid for such Pool Properties, which shall not exceed the amount of the Borrowing;

(vi) the requirements of Section 4.02 have been met; and

(vii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an authorized officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error. If no election as to the Type of Borrowing is specified in the Borrowing Request, then the requested Borrowing shall be a Base Rate Borrowing. If no election is specified as to whether a SOFR Borrowing is to be a Term SOFR Loan or Daily Simple SOFR Loan, then the requested Borrowing shall be a Daily Simple SOFR Loan. If no Interest Period is specified with respect to any requested Term SOFR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Reserved.

Section 2.05 Reserved.

Section 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof pursuant to the applicable Borrowing Request by wire transfer of immediately available funds by 12:00 noon, Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Boston, Massachusetts, or wire transferred to such other account or in such manner as may be designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may, after giving notice to the Borrower of its intent to advance funds on behalf of a Lender, assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. The Borrower shall have the right to withdraw its request for such Borrowing upon receipt of any such notice from the Administrative Agent. In the event the Administrative Agent does advance funds on behalf of a Lender, and such Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the corresponding Loan made to the Borrower. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Loan, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR

Loan, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of a Borrowing Request (with proper election made for an interest rate election only) and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing, a Daily Simple SOFR Borrowing or a Term SOFR Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Loan but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative

Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Loan and (ii) unless repaid, each SOFR Loan shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated by the Administrative Agent or Borrower in accordance with this Agreement, the Commitments shall terminate on the Availability Period Termination Date if not previously terminated pursuant hereto.

(b) The Borrower may from time to time terminate or reduce the unfunded Commitments, without the prior written consent of the Administrative Agent and all of the Lenders.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.08(b) at least three (3) Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any reduction of the Commitments shall be permanent. Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. A reduction in the outstanding principal balance shall not constitute a reduction in the Commitments without the notice required above being delivered to Administrative Agent as set forth above.

(d) Provided no Default or Event of Default shall have occurred that is continuing, the Borrower shall have the right, on one or more occasions, to elect to increase the Total Commitments; provided, however, that (i) the amount of each such increase shall not be less than Twenty Million Dollars ($20,000,000) or in increments of Five Million Dollars ($5,000,000) in excess thereof, (ii) the aggregate amount of all such increases shall not cause the Total Commitments (inclusive of any portion of the Total Commitment which has been previously funded) to exceed One Hundred Seventy Five Million Dollars ($175,000,000), and (iii) any such requests for an increase in the Total Commitment must be received at least fifteen (15) Business Days prior to the then applicable Maturity Date. Any such increase in the Total Commitment shall be exercised by the Borrower by written notice to the Administrative Agent, which election shall designate the requested increase in the Total Commitment; subject, however, (1) to the continued applicability of the terms and provisions of this Section 2.08 and (2) in addition to the items specified below, the prior execution and delivery by the Credit Parties of such other and further agreements, instruments, and documents which Administrative Agent may then require in its sole but reasonable determination to effect any such new commitments in the amount of such increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment (which decision shall be in its sole discretion) and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld, conditioned or delayed), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Borrower, the Arranger, in consultation with the Borrower, will use its best efforts to arrange for other financial institutions to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitment requested by the Borrower and not accepted by the existing Lenders, and the Borrower may also invite additional lenders approved by the Administrative Agent (provided that no approval of the Administrative Agent shall be required if such new lender is an Affiliate of a Lender or an Approved Fund) to become Lenders, in each case, pursuant to a joinder agreement (each a “Lender Joinder Agreement”) in form and substance reasonably satisfactory to the Administrative Agent and its counsel. If the Total Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of each Lender’s increased Commitments to the Loan. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase (with such increase being pro rata among existing Lenders choosing to increase their Commitments) and the Increase Effective Date and Section 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders. As a condition precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date signed by an authorized officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (y) certifying that, before and immediately after giving effect to such increase, (A) the representations and warranties contained in Article 6 and the other Loan Documents are true and correct in all material respects (except that in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.08(d), the representations and warranties contained in Section 3.04 shall be deemed to refer to the most recent statements furnished to the Administrative Agent, and (B) no Default or Event of Default shall have occurred that is continuing or would result therefrom, (ii) the Borrower and each new Lender shall have executed and delivered a Lender Joinder Agreement and such other amendments, instruments, documents and agreements as the Administrative Agent may reasonably have requested to implement the increase; (iii) the Borrower shall have paid such arrangement fees to the Arranger as the Borrower and the Arranger may agree; (iv) if requested by the

Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Agent and dated such date; and (v) no Default or Event of Default shall have occurred that is continuing. Existing Lenders may, as necessary, receive a prepayment of amounts of the Loan outstanding on the Increase Effective Date to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any non-ratable increase in the Commitments under this Section, which prepayment shall be accomplished by the pro rata funding required of the Lender(s) issuing new or increased Commitments.

Section 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) [Intentionally Omitted].

(c) At the request of any Lender, the Loans of such Lender shall be evidenced by a Note payable to such Lender in the amount of such Lender’s Commitment. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Section 2.10 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay (including in connection with a partial release of any Pool Property), without penalty, any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section, and subject to Section 2.15, if applicable.

(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Loan, not later than 11:00 a.m., Los Angeles, California time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of a Base Rate Borrowing or a Daily Simple SOFR Loan, not later than 11:00 a.m., Los Angeles, California time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that is an integral multiple of $100,000.00 and not less than $500,000.00. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(c) In connection with the prepayment of any Loan prior to the expiration of the Interest Period applicable thereto, the Borrower shall also pay any applicable expenses pursuant to Section 2.15.

(d) As promptly as practicable (but in any event, no later than two (2) Business Days) after receipt thereof, the Borrower, or the Parent on behalf of the Borrower, shall prepay the Loans in an amount equal to one hundred percent (100%) of the net proceeds (after payment of usual and customary transaction costs and expenses) from any capital event in respect of the Borrower, Parent or any of their Subsidiaries or their assets, including, without limitation, any net proceeds (i) payable to Borrower, Parent or any of their Subsidiaries generated by any Equity Issuance by the Borrower, Parent, or any of their Subsidiaries, (ii) payable to Borrower, Parent, or any of their Subsidiaries (after payment of of any Indebtedness secured by such real property) generated by the sale, transfer, ground lease, finance, refinance or other disposition or recapitalization of any real or personal property, Subsidiary or other asset owned directly or indirectly by Borrower, Parent, or any of their Subsidiaries, or (iii) payable to Borrower, Parent, or any of their Subsidiaries (after payment of repayment of Indebtedness being refinanced) generated by the incurrence of any other Indebtedness (including any refinancings or replacements of existing Indebtedness) of Borrower, Parent, or any of their Subsidiaries after the date hereof, other than Indebtedness incurred under the Revolving Credit Agreement (other than pursuant to incremental commitments thereunder after the Effective Date) (collectively, “Capital Events”) , with any such payment being applied to the outstanding Loans pro rata until such Loans are paid in full.

(e) Amounts to be applied to the prepayment of Loans pursuant to any of the preceding subsections of this Section shall be applied, first, to reduce outstanding Base Rate Loans and next, to the extent of any remaining balance, to reduce outstanding Daily Simple SOFR Loans, and next to reduce outstanding Term SOFR Loans. Each such prepayment shall be applied to prepay ratably the Loans of each of the Lenders. Any portion of the Loans that is prepaid may not be reborrowed.

Section 2.11 Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for its own account fees payable in the amounts and at the times separately agreed to upon in the fee letter executed between the Borrower and the Administrative Agent.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of participation fees, and extension fees to the Lenders. Fees paid under this Agreement shall not be refundable under any circumstances.

(c) In the event that the Maturity Date is extended in accordance with the terms of Section 2.21, the Borrower agrees to pay to the Administrative Agent for the account of each Lender an extension fee equal to 0.20% of the aggregate Total Outstandings of the Lenders on the first effective day of the extension.

Section 2.12 Interest.

(a) The Loans comprising each Base Rate Borrowing shall bear interest at the lesser of (x) the Base Rate plus the Applicable Rate, or (y) the Maximum Rate.

(b) The Loans comprising each Daily Simple SOFR Loan shall bear interest at the lesser of (a) the Adjusted Daily Simple SOFR, as applicable plus the Applicable Rate, or (b) the Maximum Rate.

(c) The Loans comprising each Term SOFR Loan shall bear interest at the lesser of (a) the Adjusted Term SOFR, for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (b) the Maximum Rate.

(d) Notwithstanding the foregoing, (A) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, after applicable grace periods, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate, or (ii) in the case of any other amount, the lesser of (x) 4% plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section, or (y) the Maximum Rate; and (B) after the occurrence of any Event of Default that is continuing, at the option of the Administrative Agent, or if the Administrative Agent is directed in writing by the Majority Lenders to do so, the Loan shall bear interest at a rate per annum equal to the lesser of (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate (the foregoing increased interest rate, as applicable, referred to as the “Default Rate”).

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the applicable Interest Payment Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Term SOFR Loan shall be payable on the effective date of such conversion.

(f) All computations of interest on SOFR Loans shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable. The applicable Base Rate, Adjusted Daily Simple SOFR or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.13 Temporary Inability to Determine Rates.. If (A) the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR or Adjusted Term SOFR cannot be determined pursuant to the definition thereof or (B) the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Daily Simple SOFR or Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent, in each case of (A) and (B), on or prior to the first day of any Interest Period, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, (i) any obligation of the Lenders to make or continue the applicable SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent revokes such notice and (ii) if such determination affects the calculation of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any applicable SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 2.14 Increased Costs, Illegality, etc

(a) In the event that (y) in the case of clause (i) below, the Administrative Agent or (z) in the case of clauses (ii) and (iii) below, any Lender or other Recipient, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the interest rate applicable to any SOFR Loan for any Interest Period that, by reason of any changes arising after the Effective Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such SOFR Loan; or

(ii) at any time, that such Lender or other Recipient shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender or other Recipient deems material with respect to any SOFR Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of any (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) because of (x) any Change in Law since the Effective Date (including, but not limited to, a change in requirements for any reserve, special deposit, liquidity or similar requirements (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or other Recipient) or (y) other circumstances adversely affecting the availability of Daily Simple SOFR or Term SOFR; or

(iii) at any time, that the making or continuance of any SOFR Loan has become unlawful by compliance by such Lender in good faith with any Change in Law since the Effective Date, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Effective Date that materially adversely affects the availability of SOFR;

then, and in each such event, such Lender or other Recipient (or the Administrative Agent in the case of clause (i) above) shall (1) on or promptly following such date or time and (2) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders or other Recipients). Thereafter (x) in the case of clause (i) above, the affected Type of SOFR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders or other Recipients that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Borrowing Request or notice of continuation or conversion given by the Borrower with respect to such Type of SOFR Loans that have not yet been incurred, converted or continued shall be deemed rescinded by the Borrower or, in the case of a Borrowing Request, shall, at the option of the Borrower, be deemed converted into a Borrowing Request for Base Rate Loans to be made on the date of Borrowing contained in such Borrowing Request, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender or other Recipient, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender or other Recipient shall determine) as shall be required to compensate such

Lender or other Recipient for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender or other Recipient, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender or other Recipient shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.14(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any SOFR Loan is affected by the circumstances described in Section 2.14(a)(ii) or (iii), the Borrower may (and in the case of a SOFR Loan affected pursuant to Section 2.14(a)(iii) the Borrower shall) either (i) if the affected SOFR Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender or other Recipient pursuant to Section 2.14(a)(ii) or (iii), cancel said Borrowing, or, in the case of any Borrowing, convert the related Borrowing Request into one requesting a Borrowing of Base Rate Loans or require the affected Lender or other Recipient to make its requested Loan as a Base Rate Loan, or (ii) if the affected SOFR Loan is then outstanding, upon at least one Business Days’ notice to the Administrative Agent, require the affected Lender or other Recipient to convert each such SOFR Loan into a Base Rate Loan; provided, however, that if more than one Lender or other Recipient is affected at any time, then all affected Lenders or other Recipients must be treated the same pursuant to this Section 2.14`(b).

(c) If any Lender shall have determined that after the Effective Date, any Change in Law regarding capital adequacy or liquidity by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender’s or its parent corporation’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent corporation’s policies with respect to capital adequacy and liquidity), then from time to time, within 15 days after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.14(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.14(c) upon the subsequent receipt of such notice.

(d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Notwithstanding the foregoing, the provisions of Section 2.22 shall apply with respect to a Benchmark Transition Event.

(f) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15 Breakage Compensation. The Borrower shall compensate each Lender upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its SOFR Loans) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of SOFR Loans does not occur on a date specified therefor in a Borrowing Request or a notice of continuation or conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.14(a)); (ii) if any repayment, prepayment, conversion or continuation of any SOFR Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a result of an assignment by a Lender of any SOFR Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower pursuant to Section 2.19(b) or (v) as a consequence of (y) any other default by the Borrower to repay or prepay any SOFR Loans when required by the terms of this Agreement or (z) an election made pursuant to Section 2.19(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within ten (10) days after receipt thereof.

Section 2.16 Taxes.

(a) All payments by the Borrower or Guarantors hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Legal Requirements. If any Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower and Guarantors shall timely pay to the relevant Governmental Authority in accordance with Legal Requirements, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower and Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(d) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Borrower or a Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 2.16 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(e) As soon as practicable after any payment of Taxes by a Borrower or any Guarantor to a Governmental Authority pursuant to this Section 2.16, such Borrower or such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(2)(A), (ii)(2)(B) and (ii)(2)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S.

federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(D) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by a Borrower or the Administrative Agent) of any other form prescribed by Legal Requirements as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Legal Requirements to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Legal Requirements and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all reasonable third party out-of-pocket expenses (including Taxes) of such indemnified party actually incurred and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Except as otherwise expressly provided herein, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Sections 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Los Angeles, California time, on the date when due, in immediately available funds in Dollars, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its main offices in Cleveland, Ohio and except that payments pursuant to Sections 2.14, 2.15 or 2.16 and 9.03 shall be made directly to the Persons entitled thereto. If the Administrative Agent receives a payment for the account of a Lender prior to 1:00 p.m., Los Angeles, California time, such payment must be delivered to the Lender on the same day and if it is not so delivered due to the fault of the Administrative Agent, the Administrative Agent shall pay to the Lender entitled to the payment interest thereon for each day after payment should have been received by the Lender pursuant hereto until the Lender receives payment, at the Overnight Rate. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) Except to the extent otherwise provided herein: (i) each Borrowing of Loans shall be made from the Lenders, each payment of the fees under Section 2.11(b) and 2.11(c) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.08 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Applicable Percentages; (ii) each payment or prepayment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that, subject to Section 2.18, if immediately prior to giving effect to any such payment in respect of any Loans the outstanding amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding amount of the Loans being held by the Lenders pro rata in accordance with such respective Applicable Percentages; and (iii) the making, conversion and continuation of Loans of a particular Type (other than conversions provided for by Section 2.14(e)) shall be made pro rata among the Lenders of such Type according to the outstanding amounts of their respective Loans of such Type and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous.

Section 2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VII or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default shall have occurred that is continuing other than a Default or Event of Default resulting directly from the Defaulting Lender’s breach of its obligations under this Agreement), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred that is continuing other than a Default or Event of Default resulting directly from the Defaulting Lender’s breach of its obligations under this Agreement, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Defaulting Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cessation in status as Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising during the period that such Lender was a Defaulting Lender.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.14 and 2.16 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any such Person or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loans hereunder or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20 Acknowledgement and Consent to Bail-In of Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

Section 2.21 Extension.

(a) Loan Extension. So long as no Event of Default or Default shall be in existence on the date on which notice is given in accordance with the following clause (i) and on the Maturity Date, Borrower may extend the Maturity Date to May 19, 2026 (the period from November 19, 2025 to May 19, 2026 being referred to as the “Extension Period”), upon satisfaction of the following: (i) delivery of a written request to Administrative Agent at least thirty (30) days, but no more than ninety (90) days, prior to the Maturity Date then in effect; (ii) submission of an updated Compliance Certificate, (iii) delivery of a certification by Borrower that all representations and warranties of each Credit Party under the Loan Documents are true and correct in all material respects as of the date of the extension of the

Maturity Date (except to the extent such representations and warranties (i) relate to a specified date, in which case they shall be true and correct in all material respects as of such date, or (ii) are qualified by materiality, in which case, they shall be true and correct in all respects), (iv) payment to Administrative Agent for the benefit of the Lenders of the extension fee set forth in Section 2.11(c), which fee shall be payable on or before the Maturity Date; and (v) payment by Borrower of all fees and expenses to Administrative Agent and the Lenders to the extent then due. Such extension shall be evidenced by delivery of written confirmation of the same by the Administrative Agent to the Borrower, but the Administrative Agent’s failure to timely deliver the notice shall not affect the Borrower’s right to extend so long as the conditions contained herein are satisfied.

(b) Miscellaneous. If the Maturity Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as expressly provided for herein. The extension of the Maturity Date is subject to the satisfaction of each of the following additional conditions:

(i) the representations and warranties of each Credit Party set forth in this Agreement or any other Loan Document to which such Credit Party is a signatory shall be true and correct in all material respects on the date that the extension request is given to the Administrative Agent and on the first day of the extension (except to the extent such representations and warranties (i) relate to a specified date, in which case they shall be true and correct in all material respects as of such date, or (ii) are qualified by materiality, in which case, they shall be true and correct in all respects);

(ii) no Default or Event of Default shall have occurred that is continuing on the date on which the Borrower gives the Administrative Agent the extension request or on the first day of the extension;

(iii) the Borrower shall be in compliance with all of the financial covenants set forth in Section 5.02 of the Revolving Credit Agreement as in effect as of the Effective Date both on the date on which the extension request is given to the Administrative Agent and on the first day of the extension;

(iv) the Borrower shall have paid to the Administrative Agent all amounts then due and payable to any of the Lenders and the Administrative Agent under the Loan Documents, including the extension fees as provided for herein;

(v) the Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including, reasonable attorneys’ fees and disbursements of one (1) primary counsel, incurred by the Administrative Agent in connection with or arising out of the extension of the Maturity Date;

(vi) the Borrower shall have satisfied each Lender’s regulatory compliance requirements with respect to insurance diligence and requirements;

(vii) the Borrower shall have entered into a Hedging Agreement in form and substance reasonably acceptable to the administrative Agent and in a notional amount and at a strike rate sufficient to ensure compliance with all of the financial covenants set forth in Section 5.02 of the Revolving Credit Agreement in effect as of the Effective Date for a term through the Extension Period (as reasonably agreed by the Administrative Agent)

(viii) the Borrower shall execute and deliver to Administrative Agent such other documents, financial statements, instruments, certificates, opinions of counsel, reports, or amendments to the Loan Documents as the Administrative Agent shall reasonably request regarding the Credit Parties as shall be necessary to effect such extension; and

(ix) a written acknowledgement by the Administrative Agent to Borrower indicating that all extension conditions set forth above have been satisfied.

Section 2.22 Permanent Inability to Determine Rate; Benchmark Replacement.

Benchmark Replacement (SOFR).

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 2.22(a) will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this Section 2.22(a), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 2.13 above.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. The Administrative Agent will notify the Borrower and the Lenders of the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.22(a), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.22(a).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for the applicable SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders and the Administrative Agent that:

Section 3.01 Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) to the actual knowledge of the respective Credit Parties, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, (b) to the actual knowledge of the respective Credit Parties, will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower’s Subsidiaries or any order of any Governmental Authority, except where such violation would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower’s Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower’s Subsidiaries, except where such violation would not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) on any asset of any Credit Party or any of the Borrower’s Subsidiaries.

Section 3.04 Financial Condition; No Material Adverse Change.

(a) The Parent has heretofore furnished to the Lenders financial statements of the Parent as of and for the period ending December 31, 2023 reported on by BDO USA, independent public accountants, and management prepared financial statements for the Parent and the Borrower as of and for the period ending September 30, 2024; such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since September 30, 2024, no event has occurred which would reasonably be expected to have a Material Adverse Effect.

Section 3.05 Properties.

(a) Subject to Liens permitted by Section 6.01, each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title and title defects disclosed to Lenders that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Subject to the property conditions reports obtained by the Property Party at the time of acquisition with respect to each Pool Property, all components of all improvements included within the Pool Property owned or leased, as lessee, by any Credit Party, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Pool Property owned or leased by any Credit Party are installed and operating and are sufficient to enable the Pool Property to continue to be used and operated in the manner currently being used and operated, and no Credit Party has any knowledge of any factor or condition that reasonably would be expected to result in the termination or material impairment of the furnishing thereof, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect. No improvement or portion thereof, or any other part of the Pool Property, is dependent for its access, operation or utility on any land, building or other improvement not included in the Pool Property, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

(c) To each Credit Party’s actual knowledge, all franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate would not be reasonably expected to have a Material Adverse Effect. No Credit Party is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.

(d) None of the Credit Parties has received any notice or has any actual knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking (except as contemplated in any approved expansion approved by Administrative Agent), at any such owned or leased Real Property or of any sale or other disposition of any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

(e) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, no portion of any Pool Property has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty.

(f) There are no Persons operating or managing any Pool Property other than the Property Party and the Management Company pursuant to (i) the management agreements delivered to Administrative Agent as of the Effective Date, and (ii) such other management agreements in form and substance reasonably satisfactory to the Administrative Agent. To Borrower’s actual knowledge, no improvement or portion thereof, or any other part of any Pool Property, is dependent for its access, operation or utility on any land, building or other improvement not included in such Pool Property, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

Section 3.06 Intellectual Property. To the actual knowledge of each Credit Party, such Credit Party owns, or is licensed to use, all patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the actual knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party with respect to the operation of any Pool Property with the Lenders acknowledging that each Pool Property will be operated under the “SmartStop” brand and marketing program and will utilize the Manager’s “processes” and “methods”, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party, is pending or threatened, the outcome of which would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Litigation and Environmental Matters.

(a) Except as set forth in Schedule 3.07 attached hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the respective Credit Parties, threatened against or affecting any Credit Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except as disclosed in the environmental reports obtained by the Borrower or a Subsidiary at the time of acquisition with respect to each Real Property and with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(i) to the actual knowledge of the Credit Parties, all Real Property leased or owned by Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material, except to the extent such contamination would not reasonably be expected to cause a Material Adverse Effect;

(ii) to the actual knowledge of the Credit Parties, the operations of Borrower and its Subsidiaries, and the operations at the Real Property leased or owned by Borrower or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent such noncompliance would not reasonably be expected to cause a Material Adverse Effect;

(iii) neither the Borrower nor any of its Subsidiaries have known liabilities with respect to Hazardous Materials and, to the knowledge of each Credit Party, no facts or circumstances exist which would reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities would not reasonably be expected to have a Material Adverse Effect;

(iv) to the actual knowledge of Borrower, (A) the Borrower and its Subsidiaries and all Real Property owned or leased by Borrower or its Subsidiaries have all Environmental Permits necessary for the operations at such Real Property and are in compliance with such Environmental Permits; (B) there are no legal proceedings pending nor, to the actual knowledge of any Credit Party, threatened to revoke, or alleging the violation of, such Environmental Permits; and (C) none of the Credit Parties have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any such properties, in each case, except to the extent the nonobtainment or loss of an Environmental Permit would not reasonably be expected to have a Material Adverse Effect;

(v) neither the Real Property currently leased or owned by Borrower nor any of its Subsidiaries, nor, to the actual knowledge of any Credit Party, (x) any predecessor of any Credit Party, nor (y) any of Credit Parties’ Real Property owned or leased in the past, nor (z) any owner of Real Property leased or operated by Borrower or any of its Subsidiaries, are subject to any outstanding written order or contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which a Credit Party has been given notice respecting (A) Environmental Laws, (B) Remedial Action, (C) any Environmental Claim; or (D) the Release or threatened Release of any Hazardous Material, in each case, except to the extent such written order, contract or investigation would not reasonably be expected to have a Material Adverse Effect;

(vi) none of the Credit Parties are subject to any pending legal proceeding alleging the violation of any Environmental Law nor, to the actual knowledge of each Credit Party, are any such proceedings threatened, in either case, except to the extent any such proceedings would not reasonably be expected to have a Material Adverse Effect;

(vii) neither the Borrower nor any of its Subsidiaries nor, to the actual knowledge of each Credit Party, any predecessor of any Credit Party, nor to the actual knowledge of each Credit Party, any owner of Real Property leased by Borrower or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in each case, except to the extent such Release of Hazardous Material would not reasonably be expected to have a Material Adverse Effect;

(viii) none of the operations of the Borrower or any of its Subsidiaries or, to the actual knowledge of each Credit Party, of any owner of premises currently leased by Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws; and

(ix) to the actual knowledge of the Credit Parties, there is not now, nor has there been in the past (except, in all cases, to the extent the existence thereof would not reasonably be expected to have a Material Adverse Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries, or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material.

Section 3.08 Compliance with Laws and Agreements. Each of the Credit Parties is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or to its knowledge, its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.09 Investment and Holding Company Status. Neither any of the Credit Parties nor any of the Borrower’s Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

Section 3.10 Taxes. Each Credit Party and each of the Borrower’s Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The Borrower does not have any Plans as of the date hereof. As to any future Plan the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of all such underfunded Plans.

Section 3.12 Disclosure. The Borrower has disclosed or made available to the Lenders all Material Contracts and material corporate or other restrictions to which it or any other Credit Party or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.13 RESERVED.

Section 3.14 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock.

Section 3.15 Subsidiaries; REIT Qualification. As of the Effective Date, the Parent has only the direct Subsidiaries listed on Schedule 3.15 attached hereto. The Borrower is a Delaware limited partnership taxed as a partnership for federal income tax purposes and, except as disclosed to Administrative Agent, each other Property Party is a Delaware limited liability company wholly-owned by the Borrower and is treated as a disregarded entity for federal income tax purposes. The Parent is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Department of Assessments and Taxation, and is in good standing under the laws of Maryland. Parent is qualified to elect or has elected status as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of Parent as a real estate investment trust.

Section 3.16 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, no Credit Party is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, each Credit Party is able to pay its debts as they become due, and each Credit Party has sufficient capital to carry on its business.

Section 3.17 OFAC; Anti-Corruption Laws; PATRIOT Act. None of the Borrower, any of the other Credit Parties, any of the other Subsidiaries, or, to Borrower’s actual knowledge without any independent inquiry, any other Affiliate of the Borrower is (or will be) (i) a Sanctioned Person, (ii) located, organized or resident in a Designated Jurisdiction, (iii) to the Borrower’s actual knowledge, without any independent inquiry, is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions, or (iv) in violation of any Anti-Money Laundering Law in any material respect. Each of the Credit Parties and its Subsidiaries, and to the actual knowledge of the Credit Parties, without any independent inquiry, each director, officer, employee, agent and Affiliate of the Credit Parties and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Credit Parties use commercially reasonable efforts to maintain in effect policies and procedures designed to achieve compliance with the Anti-Corruption Laws and applicable Sanctions. No Credit Party shall knowingly permit the proceeds of any Loan: (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Sanctioned Person or any Person located, organized, formed, incorporated or residing in any Designated Jurisdiction or who is the subject of any Sanctions; (c) in any other manner that will result in any material violation by any Person (including any Lender or Administrative Agent) of any Sanctions; or (d) to be used in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

Section 3.18 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification is true and correct in all respects.

ARTICLE IV

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make the Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) (the “Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each Credit Party either (i) a counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of each such Loan Document other than the Notes) that such party has signed a counterpart of the Loan Documents, together with copies of all Loan Documents.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Sharma, Smith & Gray, counsel for the Borrower and the other Credit Parties, and such other counsel as the Administrative Agent may approve, covering such matters relating to the Credit Parties, the Loan Documents or the Transactions as the Majority Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement (including each Credit Party’s compliance with Section 9.14 and other customary "know your customer" requirements) or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a Compliance Certificate, dated the date of this Agreement and signed by a Financial Officer of Parent, in form and substance reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(f) The Borrower shall have entered into a Hedging Agreement in form and substance reasonably acceptable to the administrative Agent and in a notional amount and at a strike rate sufficient to ensure compliance with all of the financial covenants set forth in Section 5.02 of the Revolving Credit Agreement in effect as of the Effective Date (assuming that the Commitments hereunder are fully drawn) for a term through the Maturity Date (as reasonably agreed by the Administrative Agent), and shall have collaterally assigned such Hedging Agreement to the Administrative Agent.

(g) The Administrative Agent shall have received copies of the Appraisal, Environmental Assessment, property condition assessments, insurance certificates and PML study, and such other due diligence information as the Administrative Agent may reasonably require for each Pool Property.

(h) The Administrative Agent shall have received all of the items required by Section 5.12 for those Pool Properties included in the Pool on the Effective Date.

(i) Upon the reasonable request of any Lender, Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least five (5) days prior to the Effective Date to the extent requested at least ten (10) days prior to the Effective Date.

(j) At least five (5) days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

The Administrative Agent shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan hereunder on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each Credit Party set forth in this Agreement or in any other Loan Document shall be true and correct in all material respects (except those representations and warranties subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct on and as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c) With respect to any requested Borrowings, the Borrower shall have complied with Section 2.03.

(d) All due diligence and additional Loan Documents related to any new Pool Property, including the purchase and sale agreement and all of the items required by Section 5.12 for those Pool Properties to be acquired with the proceeds of such Borrowing, shall have been approved, executed and delivered to the Administrative Agent and the Majority Lenders.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 120 days after the end of each fiscal year of the Parent, the Parent’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, together with all supporting notes and schedules thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO USA, LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than a “going concern” exception or qualification resulting from (i) the maturity of the Loans or the loans under any Indebtedness permitted hereunder occurring within one (1) year from the time such opinion is delivered or (ii) anticipated (but not actual) covenant non-compliance hereunder or under other Indebtedness permitted hereunder)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, (i) the Parent’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, together with all supporting notes and schedules thereto, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) a Pool Property Portfolio Summary Schedule consistent with the form previously provided to the Agent, broken out by Pool Properties in the Pool, detailing or including at a minimum, the property name and address, square footage, percentage of ownership, number of units, cost basis, occupancy, annualized prior quarter net operating income, (iii) operating statements, rent roll and accounts receivable aging for each Pool Property and (iv) a schedule identifying all Capital Events of Parent, Borrower and their Subsidiaries occurring during such fiscal quarter itemizing all gross and net proceeds received by Parent, Borrower and their Subsidiaries from such Capital Events;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate of a Financial Officer of the Parent (the “Compliance Certificate”) in the form of Exhibit B attached hereto;

(d) promptly after the same become publicly available for Forms 10-K and 10-Q described below, and upon written request for items other than Forms 10-K and 10-Q described below, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Subsidiary of the Parent with the Securities and Exchange Commission (including registration statements and reports on Form 10-K, 10-Q and 8-K (or their equivalents)), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent or the Borrower to its shareholders generally, as the case may be; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Section 5.02 Revolver Financial Covenants. Throughout the term of this Agreement, the Parent shall comply with all financial covenants set forth in Section 5.02 of the Revolving Credit Agreement (subject to notice and cure periods as set forth therein) in effect as of the Effective Date, including, without limitation, utilization of the component definitions set forth therein and otherwise calculated in the manner set forth in the Revolving Credit Agreement on the Effective Date (the “Revolver Financial Covenants”). For the avoidance of doubt, no amendments, waivers or modifications to any of the Revolver Financial Covenants (or any of their component definitions) shall cause a corresponding amendment, waiver or modification to the requirements of this Section 5.02. If the Revolving Credit Agreement is terminated at any time during the term of this Agreement, all references herein to the “Revolving Credit Agreement” shall be deemed references to the Revolving Credit Agreement in effect on the Effective Date; provided that within ten (10) days after such termination, the Borrower will, and will direct Parent to, enter into such amendments to this Agreement as the Administrative Agent reasonably deems necessary to incorporate such financial and other covenants from the Revolving Credit Agreement into this Agreement.

Section 5.03 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same (unless specific time is set forth below):

(a) the occurrence of any Default;

(b) within five (5) Business Days after the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) within five (5) Business Days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(d) within two (2) Business Days after any termination of the Revolving Credit Agreement, notice of such termination;

(e) within two (2) Business Days, notice of any Capital Events of Parent, Borrower and their Subsidiaries; and

(f) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.04 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02. Each Person that is a Property Party (other than the Borrower) must at all times be a wholly owned Subsidiary of the Borrower. Each Property Party shall at all times comply with all organizational formalities necessary to maintain its status as a single purpose entity and will hold itself out to creditors and the public as a legal entity separate and distinct from any other entity, provided the Pool Properties may be operated under the SmartStop Self Storage brand.

Section 5.05 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including liabilities for Taxes, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 5.06 Maintenance of Properties; Insurance.

(a) The Property Parties will (i) keep and maintain all property material to the conduct of the operations of the Pool Properties in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance against such risks as are set forth below and in such amounts as are reasonably required by Administrative Agent from time to time, in each case, to the extent the failure to do so would reasonably be expected to result in a Material Adverse Effect.

(b) The Property Parties shall maintain the following insurance coverages for each of the Pool Properties in the Pool:

(i) An all-risk policy of permanent property insurance insuring the Pool Property against all risks that are commonly covered under real property insurance except those permitted by the Administrative Agent in writing to be excluded from coverage thereunder.

(ii) A boiler and machinery insurance policy covering loss or damage to all portions of the Pool Property comprised of air-conditioning and heating systems, other pressure vessels, machinery, boilers or high pressure piping.

(iii) An all-risk policy of insurance covering loss of earnings and/or rents from the Pool Property in the event that the Pool Property is not available for use or occupancy due to casualty, damage or destruction required to be covered by the policies of insurance described in (i) and (ii) above.

(iv) Commercial general liability, auto liability, umbrella or excess liability and worker’s compensation insurance against claims for bodily injury,

death or property damage occurring on, in or about the Pool Property in an amount and containing terms reasonably acceptable to the Administrative Agent.

(v) Such other insurance against other insurable hazards, risks or casualties which at the time are commonly insured against in the case of owners and premises similarly situated, due regard being given to the financial condition of the Property Parties, the height and type of the Pool Property, its construction, location, use and occupancy.

(vi) All required insurance will be written on forms acceptable to the Administrative Agent and by companies having a Best’s Insurance Guide Rating of not less than A- VIII and which are otherwise acceptable to the Administrative Agent.

(c) The Property Party will pay and discharge all taxes, assessments, maintenance charges, permit fees, impact fees, development fees, capital repair charges, utility reservations and standby fees and all other similar impositions of every kind and character charged, levied, assessed or imposed against any interest in any Pool Property owned by it, as they become payable and before they become delinquent and that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 5.07 Books and Records; Inspection Rights.

(a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities.

(b) The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to the rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.08 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Anti-Corruption Laws and Sanctions) applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.09 Use of Proceeds. The proceeds of the Loans will be used (i) to pay the costs of the Hedging Agreement required by Section 4.01(f) and (ii) for the acquisition of the Pool Properties and costs and fees incurred in conjunction with such acquisition, and payment of other costs approved by the Administrative Agent. No part of the proceeds of any Loan will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.10 Fiscal Year. Borrower shall maintain as its fiscal year the twelve (12) month period ending on December 31 of each year.

Section 5.11 Environmental Matters.

(a) Borrower shall comply and shall cause each of its Subsidiaries and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance would not reasonably be expected to have a Material Adverse Effect.

(b) If the Administrative Agent or the Majority Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law related to any Pool Property, or Real Property adjacent to such Pool Property, which would reasonably be expected to have a Material Adverse Effect, then Borrower agrees, upon request from the Administrative Agent (which request may be delivered at the option of Administrative Agent or at the direction of Majority Lenders), to provide the Administrative Agent, at the Borrower’s expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or the Majority Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and the Majority Lenders that any Credit Party or Pool Property in material compliance with all applicable Environmental Laws.

(c) Borrower shall, and shall cause each of its Subsidiaries to, shall take such Remedial Action or other action as required by Environmental Law or any Governmental Authority except to the extent the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d) If the Property Party fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any action described in this Section, the Administrative Agent may, after notice to the Borrower, with the consent of the Majority Lenders, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by the Administrative Agent (including reasonable counsel and consultant and investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will become due and payable from the Borrower ten (10) Business Days after demand, and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by the Administrative Agent until the date any such sums are repaid by the Borrower. Promptly upon request, the Property Party will execute and deliver such instruments as the Administrative Agent may deem reasonably necessary to permit the Administrative Agent to take any such action, and as the Administrative Agent may require to secure all sums so advanced or paid by the Administrative Agent. If a Lien is filed against the Pool Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Property Party or for which any Property Party is responsible, resulting in the Release of any Hazardous Material into the waters or onto land located within or without the State where the Pool Property is located, then the Property Party will, within thirty (30) days from the date that the Property Party is first given notice that such Lien has been placed against the Pool Property (or within such shorter period of time as may be specified by the Administrative Agent if such Governmental Authority has commenced steps to cause the Pool Property to be sold pursuant to such Lien), either (i) pay the claim and remove the Lien, or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Administrative Agent and is sufficient to effect a complete discharge of such Lien on the Pool Property.

Section 5.12 Property Pool.

(a) Pool Properties Generally. Each Real Property proposed by the Borrower as Collateral shall meet the requirements of a Pool Property and shall meet the following requirements (to the extent not duplicative of the requirements in the definition of “Pool Property”):

(i) the Administrative Agent shall have received an Appraisal with respect to the Real Property ordered by the Administrative Agent, which Appraisal shall be updated by the Borrower at the Borrower’s expense once during every twelve (12) month period; Administrative Agent shall have the right, but not the obligation, in its sole discretion, to order updated Appraisals of the Pool Properties at the Borrower’s expense at any time after the occurrence and during the continuance of an Event of Default.

(ii) a final certificate of occupancy, or the local equivalent has been issued by the appropriate Governmental Authority for all of the improvements on the Real Property;

(iii) no material deferred maintenance and no material capital improvements (greater than $750,000) are required or if required, adequate reserves, pledged to the Administrative Agent, are made therefor to continue operating as a self-storage property (or such other use as the Majority Lenders may approve), as determined by an architectural or engineering report approved by the Administrative Agent;

(iv) (1) the Administrative Agent must have received Phase I environmental reports, together with an acceptable reliance letter if required by Administrative Agent, from third-party independent consultants for each Pool Property in, or to be added to, the Pool that do not disclose any adverse material environmental conditions and specifying any further investigation or remedial work required to be undertaken, along with property condition reports and property zoning reports (with acceptable reliance letters) acceptable to the Administrative Agent, (2) the owner of the subject property must be able to make the representations and warranties in Sections 3.05 and 3.07 as to each Pool Property in, or to be added to, the Pool, (3) the owner of the subject Pool Property must have provided a Financing Statement, information for the Administrative Agent to complete a flood zone certification, a probable maximum loss study (if applicable) with a reliance letter if required by Agent, a rent roll, and all other documents required for Collateral as the Administrative Agent may require, proof of casualty and liability insurance complying with this Agreement (together with an acceptable reliance letter(s)) if required by Agent, central and local Uniform Commercial Code searches, purchase agreement, and a Compliance Certificate) and in form and substance satisfactory to the Administrative Agent, (4) the Pool Property owner must have joined in, and assumed all obligations of a “Borrower” or a “Subsidiary Guarantor” under, this Agreement and the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent, including, without limitation, delivery of a Joinder Agreement in the form of Exhibit F attached hereto; (5) such owner must execute and deliver such other collateral documents with respect to the Real Property in connection with such joinder as reasonably required by and in form and substance reasonably satisfactory to Administrative Agent (including without limitation a Pledge Agreement), and (6) such owner delivering such organizational documents, directors’ or comparable resolutions, secretary’s, incumbency and like certificates, opinions of counsel and other documents as reasonably required by the Administrative Agent in connection with such joinder provided the same are consistent with the terms of this Agreement;

(v) The Borrower shall have delivered to the Administrative Agent a copy of the Compliance Certificate evidencing compliance with Section 5.02 and this Section 5.12 after giving effect to such addition;

(vi) Such new Borrower or Subsidiary Guarantor shall have delivered to Administrative Agent all information that any Lender reasonably requires in order to comply with such Lender’s “know your customer” requirements and similar laws and regulations.

The Pool Properties included or to be included in the Pool are listed on Schedule 5.12 attached hereto.

Section 5.13 Further Assurances. At any time upon the request of the Administrative Agent, the Borrower will (or will cause each other Credit Party to), promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.

Section 5.14 Parent Covenants. The Parent will:

(a) own, directly or indirectly, all of the general partner interests in the Borrower and, once acquired, will not sell or transfer any of its limited partner interests in the

Borrower (provided other limited partners may sell or transfer their respective limited partner interests, subject to compliance with Section 9.14 below);

(b) maintain management and control of each Property Party;

(c) conduct substantially all of its operations through Borrower or one or more of Borrower’s Subsidiaries;

(d) comply with all Legal Requirements to maintain, and will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(i) of the Code; and

(e) promptly contribute to the Borrower the net proceeds of any stock sales or debt offerings.

Section 5.15 OFAC.

(a) No Credit Party is, nor shall any Credit Party be at any time, a Person with whom the Lenders are restricted from doing business under the regulations of OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

(b) No Credit Party is, nor shall any Credit Party be at any time, knowingly engaged in any dealings or transactions or otherwise be associated with such Persons referenced in clause (a) above.

Section 5.16 Qualified ECP Party. Each Property Party and the Guarantor is a Qualified ECP Party.

Section 5.17 Reserved.

Section 5.18 Ownership Interests. The Borrower shall at all times own 100% of the direct and indirect ownership interests in entities that are Subsidiary Guarantors that are not subject to a Lien (other than in favor of the Administrative Agent, on behalf of the Lenders) in any manner and that are Collateral subject to a Pledge Agreement.

Section 5.19 Reserved.

Section 5.20 Beneficial Ownership. Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Liens. The Property Parties will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower (other than a Pool Property or the direct or indirect Equity Interests in any other Property Party);

(c) any Lien on any property or asset of any Subsidiary of the Borrower which Subsidiary is not a Property Party hereunder; and

(d) Any future Lien for borrowed money on any Pool Property with respect to which the liens and security interests of the Loan Documents are released in accordance with Section 5.12(b).

Section 6.02 Fundamental Changes. Neither the Parent, the Borrower nor any other Property Party will:

(a) Subject to Section 6.02(c) below, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) all or substantially all of the assets of any Property Party or all or substantially all of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into, or consolidate with, Borrower in a transaction in which Borrower or the Parent is the surviving entity, or if the Borrower or the Parent is not the surviving entity, no Change in Control shall have occurred as a result of such merger; (ii) any Person not a Credit Party may merge into, or consolidate with, any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary not a Credit Party may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary not a Credit Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary which is a Credit Party may merge into (or consolidate with) or liquidate or dissolve into, any other Subsidiary which is a Credit Party, and (vi) any Subsidiary which is a Credit Party may sell, transfer, lease or otherwise dispose of its assets to Borrower or to any other Subsidiary which is a Credit Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.03. Borrower may propose for consideration the transfer of ownership interests in all or a portion of the Pool Properties in connection with the issuance or transfer of any Equity Interests to a joint venture partner. Any such transfer shall be subject to the approval of the Majority Lenders in their reasonable discretion;

(b) engage to any material extent in any business other than the ownership, development, operation and management, or advisory or sponsoring services, primarily of self-storage facilities or entities that primarily own self-storage facilities, and businesses reasonably related thereto, except as allowed by Section 6.03; or

(c) Without limiting the foregoing, prior to any sale, merger or transfer of any property or partnership interest in excess of fifteen percent (15%) of Applicable Asset Value during any 12-month period, Borrower will provide written notice of such intended transaction to the Administrative Agent at least fifteen (15) Business Days prior to the intended closing date of such transaction, and provide a compliance certificate evidencing compliance with all financial covenants set forth in this Agreement after giving effect thereto. Any proposed merger which will result in an increase in Applicable Asset Value by twenty five percent (25%) or more and in which Borrower or Parent will not be the surviving entity will require approval in advance by the Majority Lenders.

Section 6.03 Investments, Loans, Advances and Acquisitions. The Parent will not and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness (subject to Section 6.09 below) or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments directly or indirectly in Real Property operated primarily as self-storage facilities, including, for the avoidance of doubt, any merger (subject to the provisions of Section 6.02) or similar transaction, by which the Parent or the Borrower acquire, directly or indirectly, self-storage facilities;

(c) investments directly or indirectly in unimproved land not to exceed five percent (5%) of the Applicable Asset Value;

(d) investments directly or indirectly in construction and development projects not to exceed ten percent (10%) of the Applicable Asset Value;

(e) investments constituting mortgage loans on real estate (directly or indirectly) which are primarily self-storage facilities not to exceed five percent (5%) of the Applicable Asset Value; and

(f) any purchase or acquisition, directly or indirectly, of any such capital stock, evidence of indebtedness, or other securities of, or other investment in, a Person which is not a wholly owned Subsidiary of the Borrower, or any assets of any other Person constituting a business unit, and any loan or advance to any other Person where the amount of such loan or advance or the value of such purchase or acquisition does not exceed fifteen percent (15%) of the Applicable Asset Value immediately before such loan, advance, purchase or acquisition.

provided that the aggregate value of the investments described in Subsections (c) through (f) above shall not exceed twenty five percent (25%) of the Applicable Asset Value; any breach of the investment restriction set forth above shall not constitute an Event of Default hereunder, but shall result in the exclusion of such Excess Amount when calculating Applicable Asset Value.

Section 6.04 Hedging Agreements. Neither the Parent nor the Borrower will, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than the existing Hedging Agreement entered into with the Administrative Agent and other Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. If Borrower enters into any Hedging Agreement to mitigate its risks under this Agreement, Borrower shall simultaneously collaterally assign such Hedging Agreement to Administrative Agent for the benefit of the Lenders. Such assignment shall create a first priority lien in favor of the Administrative Agent and shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 6.05 Restricted Payments. The Parent and the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except that any of the following Restricted Payments are permitted: (a) Restricted Payments by the Parent required to comply with Section 5.15(d) and avoid any and all income or excise Taxes; (b) provided no Event of Default shall have occurred that is continuing, Restricted Payments made by the Parent or the Borrower to its equity holders, including, but not limited to (i) with respect to the existing rights, preferences or privileges of any class of equity securities currently outstanding, or (ii) in connection with the existing redemption and dividend reinvestment plans; and (c) Restricted Payments declared and paid ratably by Subsidiaries to Borrower and/or Parent with respect to their capital stock or equity interest; provided that notwithstanding the foregoing, the Parent may issue warrants, options and other equity securities evidencing ownership interests and rights in the Parent; provided, further, the Parent, the Borrower or any Subsidiary may declare and make dividend payments or other distributions, and may make other Restricted Payments, in each case, payable solely in the common stock or other common Equity Interests of such Person or of the Parent (together with cash in lieu of any fractional share or other unit of such common stock or common Equity Interest).

Section 6.06 Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Parent and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.05, (d) any loan or advance or any purchase or acquisition of assets permitted by Section 6.03(f), (e) arrangements entered into with respect to any sponsorship and fund advisory services of the Parent, the Borrower or any Subsidiary of the Parent, including, for the avoidance of doubt, any transaction with an Affiliate that would otherwise be permitted pursuant to Sections 6.02 or 6.03, (f), payment of distributions paid to any Credit Party derived from any and all property insurance premiums made by tenants in storage facilities managed, operated or owned by any Credit Party and (g) any matter, transaction or arrangement disclosed in any report, proxy statement or other material filed by the Parent, the Borrower or any Subsidiary of the Parent with the Securities and Exchange Commission prior to the Effective Date.

Section 6.07 Parent Negative Covenants. The Parent will not (a) own any Property other than the ownership interests in Borrower, and other assets with no more than $20,000,000.00 in value; or (b) give or allow any Lien on the ownership interests of the Borrower.

Section 6.08 Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien (other than Permitted Encumbrances) upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or as otherwise approved by the Administrative Agent, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement, if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (v) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to any merger or similar transaction.

Section 6.09 Indebtedness. Neither the Borrower, the Guarantor nor any Property Party shall, without the prior written consent of the Administrative Agent, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness, except: (a) Indebtedness under this Agreement; (b) Indebtedness to Administrative Agent; (c) Indebtedness under any Hedging Obligations or any Hedging Agreements permitted by Section 6.04 hereof, (d) Indebtedness of the Borrower or the Parent whose recourse is solely for so-called “bad-boy” acts, including without limitation, (i) failure to account for a tenant’s security deposits, if any, for rent or any other payment collected by a borrower from a tenant under a lease, all in accordance with the provisions of any applicable loan documents, (ii) fraud or a material misrepresentation made by a Subsidiary or Guarantor, or the holders of beneficial or ownership interests in a Subsidiary or any Guarantor, in connection with the financing evidenced by the applicable loan documents; (iii) any attempt by a Subsidiary or any Guarantor to divert or otherwise cause to be diverted any amounts payable to the applicable lender in accordance with the applicable loan documents; (iv) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to a Property; (v) voluntary or involuntary bankruptcy by a Subsidiary or any Guarantor; and (vi) any environmental matter(s) affecting any Property which is introduced or caused by a Subsidiary or any Guarantor or any holder of a beneficial or ownership interest in a Subsidiary or any Guarantor; (e) recourse Indebtedness of the Parent and/or the Borrower with respect to an approximately Canadian $24,500,000 secured loan to be assumed in connection with the acquisition of a self storage facility located at 948 Ellis St, Kelowna, British Columbia; (f) Indebtedness for trade payables and operating expenses incurred in the ordinary course of business; (g) Indebtedness under any standard environmental indemnity; and (h) Indebtedness under the Private Placement Notes Facility and Revolving Credit Agreement. Nothing contained herein shall be deemed to prohibit or prevent a Subsidiary of the Parent or of the Borrower which is not a Property Party from assuming or incurring any Indebtedness in connection with any investment allowed under Section 6.03 above. Borrower shall use its best efforts to cause all future non-recourse carve-out guarantees and standard environmental indemnities on first mortgage or other property-related loans incurred by Subsidiaries to be provided by the Parent, but in no event shall any such guaranty or indemnity be provided by any Property Party other than the Borrower.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Credit Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of more than five (5) Business Days (such five (5) Business Day period commencing after written notice from the Administrative Agent as to any such interest payment or fee);

(c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Articles V or VI other than Sections 5.04, 5.05, 5.06, 5.07(a), 5.08, and 5.11; provided that the covenants contained in Section 5.02 shall be subject to the cure rights described in the last two sentences of Section 5.02 under the Revolving Credit Agreement (and to the extent any such failure to observe or perform any such covenant is cured in accordance with the penultimate sentence of Section 5.02 of the Revolving Credit Agreement, no Event of Default shall occur as a result of such failure to observe or perform such covenant);

(e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of over thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and if such default is not curable within thirty (30) days and the Credit Party is diligently pursuing cure of same, the cure period may be extended for thirty (30) days (for a total of sixty (60) days after the original notice from the Administrative Agent) upon written request from the Borrower to the Administrative Agent;

(f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(g) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h) any Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(i) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000.00 shall be rendered against any Credit Party, any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;

(j) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(k) the Guaranty of the Loan by the Guarantor shall for any reason terminate or cease to be in full force and effect except with respect to the release of a Guarantor in accordance with the terms of this Agreement;

(l) any Credit Party shall default under any Material Contract;

(m) any Credit Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document;

(n) any provision of any Loan Document with respect to the Collateral shall for any reason ceases to be valid and binding on, enforceable against, any Credit Party resulting in a Material Adverse Effect, or any lien created under any Loan Document ceases to be a valid and perfected first priority lien in any of the Collateral purported to be covered thereby;

(o) a Change in Control shall occur;

(p) (i) any Credit Party shall fail to make any principal or interest payment when due beyond any applicable notice or cure period or otherwise defaults under any recourse indebtedness for borrowed money (including Hedging Obligations), or (ii) the Parent or any of its Subsidiaries shall fail to make any principal or interest payment when due beyond any applicable notice or cure period or otherwise defaults under any non-recourse indebtedness (including Hedging Obligations) in an aggregate amount equal to or greater than $75,000,000 at any time; provided, however, that none of the following events will, in and of themselves, be a Default or Event of Default under this Article VII: (x) the occurrence of any customary event or condition that vests the right of any holder of Convertible Indebtedness to submit any Convertible Indebtedness for conversion, exchange or exercise in accordance with its terms; or (y) any actual conversion, exchange or exercise of any Convertible Indebtedness in accordance with its terms; or

(q) there occurs any event of default under any Hedging Obligations secured by any Collateral.

then, and in every such event (other than an event described in clause (f) (subject to the cure period provided for therein), (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take some or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any other rights or remedies provided under this Agreement or any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (f) (subject to the cure period provided for therein), (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of Credit Parties (including amounts in any pledged accounts), such monies shall be distributed for application as follows:

(i) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Administrative Agent in accordance with the terms of the Loan Documents to protect or preserve the Collateral or in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent or the Lenders to such monies;

(ii) Second, to all other Obligations (including any obligations with respect to any Hedging Obligations, interest, expenses or other obligations incurred after the commencement of a bankruptcy) in the following order:

(1) To any other fees and expenses due to the Lenders under the Loan Documents until paid in full;

(2) Pro rata, payment of accrued and unpaid interest on all Loans and Hedging Obligations, until paid in full;

(3) pro rata, to (A) payments of unpaid principal of all Loans to be paid to the Lenders equally and ratably in accordance with the respective amounts thereof then due and owing to such Persons until paid in full and (B) payment of Hedging Obligations; and

(4) to payment of all other amounts due under any of the Loan Documents to be applied for the ratable benefit of the Administrative Agent and/or the Lenders until paid in full;

(iii) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. In the event of conflicting instructions or notices given to the Borrower by the Administrative Agent and any Lender, the Borrower is hereby directed and shall rely conclusively on the instruction or notice given by the Administrative Agent.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, Parent or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender or the Administrative Agent otherwise has actual knowledge of such Default, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent agrees that, in fulfilling its duties hereunder, it will use the same standard of care it utilizes in servicing loans for its own account.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower, and may be removed by the Majority Lenders in the event of the Administrative Agent’s gross negligence or willful misconduct. Upon any such resignation or removal, the Majority Lenders shall have the right, with the approval of Borrower (provided no Default has occurred and is continuing), which approval shall not be unreasonably withheld and shall be deemed given with respect to any Lender or Affiliate of a Lender, to appoint a successor Administrative Agent. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or is removed, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, or a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent for its own behalf shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. The Administrative Agent shall cooperate with any successor Administrative Agent in fulfilling its duties hereunder.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Miscellaneous

Section 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrower, to the Borrower in care of SmartStop Self Storage REIT Inc., at 10 Terrace Road, Ladera Ranch, California 92694, Attention: H. Michael Schwartz (Telephone No. (949) 429-6600 and email: hms@smartstop.com); copies to: Nicholas Look (Telephone No. (949) 429-6600 and email: nlook@smartstop.com); James Barry (Telephone No. (949) 429-6600 and email: jbarry@smartstop.com); Hilary Shalla (Telephone No. (714) 755-8122 and email: hilary.shalla@lw.com); and Jason R. Bosworth (Telephone No. (213) 891-8291 and email: jason.bosworth@lw.com).

(b) if to the Administrative Agent, to KeyBank, National Association, 225 Franklin Street, 16th floor, Boston, Massachusetts 02110, Attention: Christopher T. Neil, (Telephone No. (617) 385-6202 and email: christopher_t_neil@keybank.com; and

(c) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages of this Agreement, or as provided to Borrower in writing by the Administrative Agent or the Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received. In addition to the foregoing delivery methods, all notices and other communications provided for herein shall also be delivered via email to the email addresses provided above or otherwise provided or changed in accordance with this Section 9.01.

Documents and notices required to be delivered to the Lenders pursuant to this Agreement may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent). Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding the foregoing, no document shall be deemed to have been electronically delivered to the Administrative Agent or to any Lender unless such Internet or intranet website is set up to automatically deliver notice of postings thereon to the email address(es) that the Administrative Agent or such Lender may specify.

Borrower hereby acknowledges that (a) Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Borrower and the other Credit Parties hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent, Borrower or their Affiliates, or the respective Equity Interests of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ Equity Interests. Parent and Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Parent and Borrower shall be deemed to have authorized Administrative Agent, Lead Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Parent and Borrower or their Equity Interests for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Legal Requirements, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its Equity Interests for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT

PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) resulting therefrom. Similarly, each Lender acknowledges that the Credit Parties do not control the posting to, or operation of, the Platform. Accordingly, the obligation of any Credit Parties under this Article are solely to identify and properly mark materials as “PUBLIC” where applicable.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, , and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment or renewal shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified, nor may any Event of Default be waived except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase or reduce (except in accordance with Section 2.08(b)) the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or 2.17(c), or the proceeds waterfall provisions of Article VII, in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release any Credit Party from its obligations under the Loan Documents or, release of any Pool Property, except as specifically provided for herein, without the written consent of each Lender, (vii) subordinate the Loans or any Lien rights under this Agreement without the written consent of each Lender, (viii) waive or modify any conditions of extending the Loans set forth in Section 2.21 without the written consent of each Lender affected thereby, or (ix) modify the definition of “Maturity Date” (except in accordance with Section 2.21) without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, nor shall there be any waiver, forgiveness or reduction of the principal amount of any Obligations owing to such Defaulting Lender, without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(d) Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Majority Lenders may consent to allow a Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding. Administrative Agent may, after consultation with the Borrower, agree to the modification of any term of this Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof and Administrative Agent shall promptly provide the Lenders with a copy of any such modification.

(e) If Administrative Agent shall request in writing the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such written request by Administrative Agent, as the case may be, such Lender shall be deemed to have given its consent to the request, provided no such deemed consent shall apply to any matters described in Sections 9.02(b)(i) through (ix).

(f) Notwithstanding any provision of this Agreement to the contrary none of the Lenders or the existing Borrower will be required to execute assumption or amendment documents to add a Person as a Borrower or as a Subsidiary Guarantor.

(g) Notwithstanding anything to the contrary in this Section 9.02, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of any Loan Document, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not materially adversely affect the interests of the Lenders. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for the Administrative Agent, in connection with the closing of the credit facilities provided for herein (including any and all due diligence performed in connection therewith), the syndication of the credit facilities provided for herein, the preparation of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all mortgage taxes and other charges incurred or required to be paid by the Administrative Agent in connection with the Loan Documents, and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made issued hereunder, including all such reasonable out-of-pocket expenses incurred (including any Appraisal costs) during any waivers, workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for all such Indemnitees, taken as a whole and solely, in the case of an actual or potential conflict of interest, one (1) additional counsel for each group of similarly situated affected Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (x) the gross negligence or willful misconduct of such Indemnitee as determined by a court of law in a final non-appealable judgment, or the breach of this Agreement by the Indemnitee, including without limitation, the failure of the Indemnitee to make advances pursuant to its Commitment in breach of its obligations hereunder, or (y) any dispute between and among such Indemnitees that does not involve an act or omission by the Borrower or any of its Subsidiaries; provided that, in the case of clause (y) of the immediately preceding proviso, the Administrative Agent and the Arrangers, to the extent fulfilling their respective roles as an agent or arranger under the Loan Documents and in their capacities as such, shall remain indemnified to the extent that none of the exceptions set forth in clause (i) of the immediately preceding proviso applies to such Person at such time.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to (1) a natural Person, (2) a Defaulting Lender, (3) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or (4) any Credit Party or any Affiliate or Subsidiary of any Credit Party) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default shall have occurred that is continuing, any other assignee, and (ii) such consent shall be deemed granted unless Borrower objects within ten (10 Business Days of a receipt of written notice of the proposed assignment; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.

Provided, no consent of the Borrower or Administrative Agent shall be required in connection with any assignment to an entity acquiring, or merging with, a Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000.00 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Default has occurred and is continuing and such consent shall not be unreasonably withheld;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than to (1) a natural Person, (2) a Defaulting Lender, (3) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or (4) any Credit Party or any Affiliate or Subsidiary of any Credit Party) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) Borrower’s obligations hereunder shall not be increased. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, except in the case of a Participant asserting any right of set-off pursuant to Section 9.08, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) A Participant shall not be entitled to receive any greater payment under Sections 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower and each other Credit Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.17(f) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness; Joint and Several.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c) Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Credit Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Credit Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each such Credit Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered or a paper-based recordkeeping system was used, as the case may be. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party without further verification and (ii) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(d) To the extent such representations, warranties, covenants, agreements, obligations and liabilities are not performed by Borrower, the Guarantor and each Person constituting the Credit Parties shall be bound jointly and severally with one another to make, keep, observe and perform the representations, warranties, covenants, agreements, obligations and liabilities imposed by this Agreement and the other Loan Documents upon the “Borrower” or any other Credit Party.

(e) Each Credit Party agrees that it shall never be entitled to be subrogated to any of the Administrative Agent’s or any Lender’s rights against any Credit Party or other Person or any collateral or offset rights held by the Administrative Agent or the Lenders for payment of the Loans until the full and final payment of the Loans and the full and final payment of all other obligations incurred under the Loan Documents and final termination of the Lenders’ obligations, if any, to make further advances under this Agreement or to provide any other financial accommodations to any Credit Party. The value of the consideration received and to be received by each Credit Party is reasonably worth at least as much as the liability and obligation of each Credit Party incurred or arising under the Loan Documents. Each Credit Party has determined that such liability and obligation may reasonably be expected to substantially benefit each Credit Party directly or indirectly. Each Credit Party has had full and complete access to the underlying papers relating to the Loans and all of the Loan Documents, has reviewed them and is fully aware of the meaning and effect of their contents. Each Credit Party is fully informed of all circumstances which bear upon the risks of executing the Loan Documents and which a diligent inquiry would reveal. Each Credit Party has adequate means to obtain from each other Credit Party on a continuing basis information concerning such other Credit Party’s financial condition, and is not depending on the Administrative Agent or the Lenders to provide such information, now or in the future. Each Credit Party agrees that neither the Administrative Agent nor any of the Lenders shall have any obligation to advise or notify any Credit Party or to provide any Credit Party with any data or information regarding any other Credit Party.

(f) Keepwell. Each Credit Party that is a Qualified ECP Party at the time that this Agreement becomes effective with respect to any Hedging Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Credit Party”) to honor all of its obligations under this Agreement and the other Loan Documents in respect of Hedging Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Party’s obligations and undertakings under this Section 9.06(f) voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Party under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred that is continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits of any Borrower (general or special, time or demand, provisional or final), at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Credit Party against any of and all the obligations of the Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding the foregoing choice of law, provisions of Federal law and the law of such other jurisdiction(s) shall apply in defining the terms Hazardous Materials, Environmental Laws and Legal Requirements applicable to the Pool Property as such terms are used in this Agreement and the other Loan Documents.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts and in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c)

to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in (other than a competitor of Borrower or Guarantor), any of its rights or obligations under this Agreement; provided that such prospective assignee or participant shall agree to destroy or return all such Information if it does not become a Lender or Participant hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from any Credit Party relating to the Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or subsequently becomes publicly available other than as a result of a disclosure of such information by the Administrative Agent or any Lender; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Interest Rate Limitation. If at any time there exists a maximum rate of interest which may be contracted for, charged, taken, received or reserved by the Lenders in accordance with applicable law (the “Maximum Rate”), then notwithstanding anything herein to the contrary, at any time the interest applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed such Maximum Rate, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not payable as result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lenders in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Overnight Rate to the date of repayment, shall have been received by the Lenders. If, for any reason whatsoever, the Charges paid or received on the Loans produces a rate which exceeds the Maximum Rate, the Lenders shall credit against the principal of the Loans (or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loans to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of the Loans for the use, forbearance or detention of the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto. Without notice to the Borrower or any other person or entity, the Maximum Rate, if any, shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

Section 9.14 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of the Credit Party and other information that will allow such Lender to identify the Credit Party in accordance with the PATRIOT Act. As requested by any Lender, any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Credit Party.

Section 9.15 Fiduciary Duty/No Conflicts.

The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting hereunder solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto in its capacity as a Lender Party.

Section 9.16 ERISA Representations.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that the Administrative Agent and the Borrower are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or Borrower under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.17 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guaranty, mortgage, or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the

“U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

As used in this Section 9.17 the following terms shall have the definitions set forth below:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.18 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or any Person (other than a Credit Party) who has received funds on behalf of a Lender (any such Lender or other recipient other than a Credit Party (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this §9.18 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment ; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within two (2) Business Days of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this §9.18(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this §9.18(b) shall not have any effect on a Payment Recipient’s obligations pursuant to §9.18(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement..

(ii) Subject to Section 9.04, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Credit Party; provided that this §9.18(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Credit Party for the purpose of paying, prepaying, repaying, discharging or otherwise satisfying any the Obligations hereunder.

(f) To the extent permitted by applicable Legal Requirements, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this §9.18 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h) Notwithstanding anything to the contrary herein or in any other Loan Document, but subject to clause (e) above, no Credit Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this §9.18 in respect of any Erroneous Payment.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

SMARTSTOP OP, L.P.

a Delaware limited partnership

By: SmartStop Self Storage REIT, Inc.,

a Maryland corporation, its General Partner

By: /s/ H. Michael Schwartz

Name: H. Michael Schwartz

Title: Chief Executive Officer

[Signature Page to Credit Agreement]

The Parent joins in the execution of this Agreement to evidence its agreement to the provisions of Sections 5.01, 5.02, 5.14, 5.16, 5.17, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.09, 9.05, 9.08, 9.09, 9.10, and 9.15 of this Agreement.

SMARTSTOP SELF STORAGE REIT, INC.,
a Maryland corporation

By: /s/ H. Michael Schwartz

Name: H. Michael Schwartz

Title: Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Credit Agreement]

Signature page to Credit Agreement with SmartStop OP, L.P.

KEYBANK, NATIONAL ASSOCIATION,

as Administrative Agent and a Lender

By: /s/ Christopher T. Neil

Name: Christopher T. Neil

Title: Senior Banker

[Signature Page to Credit Agreement]